Sony Corporation S-8

Exhibit 4.1

(English translation)

(43rd Series Overseas Participants (Excluding U.S.))

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY CORPORATION

FOR THE FISCAL YEAR 2020

SONY CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as set forth in Exhibit 1 in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Stock Acquisition Rights”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 2 attached hereto and pursuant to the special resolution adopted at the 103rd Ordinary General Meeting of Shareholders held on June 26, 2020 and the resolution adopted at the meeting of the Board of Directors held on October 28, 2020.

The number of Stock Acquisition Rights that the Qualified Person is to apply for the subscription for in accordance with Article 3 of Exhibit 1 and that the Corporation is to allocate to the Qualified Person shall be __________.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original.

November 17, 2020

SONY CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:
Kenichiro Yoshida
Chairman, President and Chief Executive Officer,
Representative Corporate Executive Officer

QUALIFIED PERSON

By:
Name:
Address:

Exhibit 1

The terms and conditions of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2020 (including exhibits; hereinafter referred to as this “Agreement”) shall be as follows. Unless otherwise provided for, the terms used in this Exhibit 1 shall have the same meaning as the terms used in the main body of this Agreement.

Article 1        (Purpose)

The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the Sony Group’s business performance and thereby improve the business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2        (Restrictions under the Terms and Conditions and this Agreement)

The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement.

Article 3        (Subscription for and Allocation of the Stock Acquisition Rights)

The Qualified Person hereby applies for subscription for the number of Stock Acquisition Rights set forth in the main body of this Agreement, which such Stock Acquisition Rights are to be issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Stock Acquisition Rights to the Qualified Person in accordance with the following terms on November 18, 2020 (hereinafter referred to as the “Allotment Date”).

(1)	Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

100 shares of common stock of the Corporation

In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or a consolidation of the shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before Adjustment	x	Ratio of split or consolidation

Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(2)	Payment in exchange for Stock Acquisition Rights:

The Stock Acquisition Rights are issued without payment of any consideration to the Corporation.

(3)	Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) is initially:

¥ ● yen

Provided, however, that if the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than ¥ ● yen, then the amount equal to the Closing Price on the Allotment Date shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person. The Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

(4)	Period during which the Stock Acquisition Rights may be exercised:

As provided for in Exhibit 3 of this Agreement

Article 4	(Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office) Mitsubishi UFJ Trust and Banking Corporation

Corporate Agency Division

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of Sony Corporation to be issued or transferred upon exercise of each Stock Acquisition Right.

Article 5        (Restrictions on and Conditions for Exercise of the Stock Acquisition Rights and Prohibition of Disposition)

1.         Notwithstanding Item (4) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “First Exercisable Portion”) is exercisable as from and including the commencement date of the period provided for in Item (4) of Article 3 (hereinafter referred to as the “Commencement Date of Exercisable Period”), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “Second Exercisable Portion”) is exercisable as from and including November 18, 2022 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including November 18, 2023.

2.         In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the “Ordinance for Terms, Forms and Preparation Methods of Financial Statements, etc.” under the Japanese Financial Instruments and Exchange Act, hereinafter collectively referred to as the “Sony Group Companies”) by falling under any of the following Items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following Item; provided, however, that in no case may any Stock Acquisition Rights be exercised after the period provided for in Item (4) of Article 3.

(1)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(2)	If the Qualified Person ceases to be a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

Subject to the provision of Article 7, the heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Stock Acquisition Rights”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Stock Acquisition Rights”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7; and

(3)	If the Qualified Person forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

3.         The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

(1)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

(2)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(3)	If the Qualified Person violates any provision of this Agreement.

4.         The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

5.         In no circumstances shall any Qualified Person request the Corporation to purchase the Stock Acquisition Rights held by him/her.

Article 6        (Procedures for Exercising the Stock Acquisition Rights)

Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 3 of this Agreement, and in addition, detailed matters concerning such procedures shall be provided for in a “Guide to the Sony Stock Option Program” separately provided and delivered by the Corporation to the Qualified Person no later than the Commencement Date of Exercisable Period.

Article 7        (Inheritance of the Stock Acquisition Rights)

1.         In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights. In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Item (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person’s Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (4) of Article 3.

2.         In case that there are more than one (1) heir of the Qualified Person, the heirs must designate one (1) heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the “Successor”).

3.         In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4.         Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

(1)	Certified copy of family register, etc. (Those issued within three (3) months or less are required);

(2)	Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

(3)	Legacy division agreement or any other similar document necessary to certify the division of the legacy;

(4)	Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

(5)	Any other matters or documents designated by the Corporation.

5.         In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect. In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6.         Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8        (Taxes and Expenses)

The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person’s own expense and responsibility. This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 9        (Compliance with Financial Instruments and Exchange Act, Etc.)

1.         The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Financial Instruments and Exchange Act of Japan, any other applicable laws and regulations including but not limited to applicable U.S. laws, and the Rules for Prevention of Insider Trading established by the Corporation.

2.         The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Legal Division of the Corporation (or any other department of the Corporation in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Financial Instruments and Exchange Act of Japan.

Article 10        (Treatment in Events of Corporate Transaction)

1.         In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Stock Acquisition Rights shall have the right during the term to exercise the Stock Acquisition Rights and upon the exercise of the Stock Acquisition Rights to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Stock Acquisition Rights could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Stock Acquisition Right outstanding immediately prior to such transaction (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or events described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Stock Acquisition Rights (whether or not such Stock Acquisition Rights are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

Article 11        (Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12        (Compliance with Foreign Laws and Regulations)

1.       If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the “Corporation’s Procedures”). In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation’s Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation’s Procedures.

2.       The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding Paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.

Article 13        (Representations, Warranties, Covenants and Confirmations)

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in Exhibit 4 of this Agreement for the benefit of the Corporation. The following terms included in Exhibit 4 shall have the following meaning:

“Allocation Agreement” means this Agreement;

“Corporation” means the Corporation;

“Qualified Person” means the Qualified Person; and

“Option” means the Stock Acquisition Rights.

Article 14        (Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.         If it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

2.         With respect to matters not provided for in this Agreement or the “Guide to the Sony Stock Option Program”, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.

Article 15         (Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Stock Acquisition Rights;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company).

Article 16        (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arise under or in connection with this Agreement.

(English translation)

(43rd Series Japan and U.S. Participants)

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY CORPORATION

FOR THE FISCAL YEAR 2020

SONY CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as set forth in Exhibit 1 in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Stock Acquisition Rights”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 2 attached hereto and pursuant to the special resolution adopted at the 103rd Ordinary General Meeting of Shareholders held on June 26, 2020 and the resolution adopted at the meeting of the Board of Directors held on October 28, 2020.

The number of Stock Acquisition Rights that the Qualified Person is to apply for the subscription for in accordance with Article 3 of Exhibit 1 and that the Corporation is to allocate to the Qualified Person shall be __________.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original.

November 17, 2020

SONY CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:
Kenichiro Yoshida
Chairman, President and Chief Executive Officer,
Representative Corporate Executive Officer

QUALIFIED PERSON

By:
Name:
Address:

Exhibit 1

The terms and conditions of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2020 (including exhibits; hereinafter referred to as this “Agreement”) shall be as follows. Unless otherwise provided for, the terms used in this Exhibit 1 shall have the same meaning as the terms used in the main body of this Agreement.

Article 1    (Purpose)

The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the Sony Group’s business performance and thereby improve the business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2    (Restrictions under the Terms and Conditions and this Agreement)

The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement.

Article 3    (Subscription for and Allocation of the Stock Acquisition Rights)

The Qualified Person hereby applies for subscription for the number of Stock Acquisition Rights set forth in the main body of this Agreement, which such Stock Acquisition Rights are to be issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Stock Acquisition Rights to the Qualified Person in accordance with the following terms on November 18, 2020 (hereinafter referred to as the “Allotment Date”).

(1)	Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

100 shares of common stock of the Corporation

In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or a consolidation of the shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before Adjustment	x	Ratio of split or consolidation

Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(2)	Payment in exchange for Stock Acquisition Rights:

The Stock Acquisition Rights are issued without payment of any consideration to the Corporation.

(3)	Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) is initially:

¥ ● yen

Provided, however, that if the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than ¥ ● yen, then the amount equal to the Closing Price on the Allotment Date shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person. The Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

(4)	Period during which the Stock Acquisition Rights may be exercised:

As provided for in Exhibit 3 of this Agreement

Article 4	(Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office) Mitsubishi UFJ Trust and Banking Corporation

Corporate Agency Division

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of Sony Corporation to be issued or transferred upon exercise of each Stock Acquisition Right.

Article 5	(Restrictions on and Conditions for Exercise of the Stock Acquisition Rights and Prohibition of Disposition)

1.       Notwithstanding Item (4) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “First Exercisable Portion”) is exercisable as from and including the commencement date of the period provided for in Item (4) of Article 3 (hereinafter referred to as the “Commencement Date of Exercisable Period”), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “Second Exercisable Portion”) is exercisable as from and including November 18, 2022 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including November 18, 2023.

2.       In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the “Ordinance for Terms, Forms and Preparation Methods of Financial Statements, etc.” under the Japanese Financial Instruments and Exchange Act , hereinafter collectively referred to as the “Sony Group Companies”) by falling under any of the following Items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following Item; provided, however, that in no case may any Stock Acquisition Rights be exercised after the period provided for in Item (4) of Article 3.

(1)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(2)	If the Qualified Person ceases to be a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

Subject to the provision of Article 7, the heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Stock Acquisition Rights”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Stock Acquisition Rights”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7; and

(3)	If the Qualified Person forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

3.       The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

(1)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

(2)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(3)	If the Qualified Person violates any provision of this Agreement.

4.       The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

5.       In no circumstances shall any Qualified Person request the Corporation to purchase the Stock Acquisition Rights held by him/her.

Article 6	(Procedures for Exercising the Stock Acquisition Rights)

Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 3 of this Agreement, and in addition, detailed matters concerning such procedures shall be provided for in a “Guide to the Sony Stock Option Program” separately provided and delivered by the Corporation to the Qualified Person no later than the Commencement Date of Exercisable Period.

Article 7	(Inheritance of the Stock Acquisition Rights)

1.       In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights. In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Item (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person’s Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (4) of Article 3.

2.       In case that there are more than one (1) heir of the Qualified Person, the heirs must designate one (1) heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the “Successor”).

3.       In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4.       Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

(1)	Certified copy of family register, etc. (Those issued within three (3) months or less are required);

(2)	Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

(3)	Legacy division agreement or any other similar document necessary to certify the division of the legacy;

(4)	Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

(5)	Any other matters or documents designated by the Corporation.

5.       In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect. In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6.       Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8	(Taxes and Expenses)

The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person’s own expense and responsibility. This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 9	(Compliance with Financial Instruments and Exchange Act, Etc.)

1.       The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Financial Instruments and Exchange Act of Japan, any other applicable laws and regulations including but not limited to applicable U.S. laws, and the Rules for Prevention of Insider Trading established by the Corporation.

2.       The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Legal Division of the Corporation (or any other department of the Corporation in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Financial Instruments and Exchange Act of Japan.

Article 10	(Treatment in Events of Corporate Transaction)

1.       In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Stock Acquisition Rights shall have the right during the term to exercise the Stock Acquisition Rights and upon the exercise of the Stock Acquisition Rights to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Stock Acquisition Rights could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Stock Acquisition Right outstanding immediately prior to such transaction (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or events described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Stock Acquisition Rights (whether or not such Stock Acquisition Rights are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with Foreign Laws and Regulations)

1.       If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the “Corporation’s Procedures”). In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation’s Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation’s Procedures.

2.       The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding Paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.

Article 13	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.       If it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

2.       With respect to matters not provided for in this Agreement or the “Guide to the Sony Stock Option Program”, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.

Article 14	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Stock Acquisition Rights;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company).

Article 15	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arise under or in connection with this Agreement.

(English translation)

Exhibit 2

TERMS AND CONDITIONS OF THE FORTY THIRD SERIES OF
STOCK ACQUISITION RIGHTS

FOR SHARES OF COMMON STOCK OF SONY CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Forty Third Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Stock Acquisition Rights”) of Sony Corporation (hereinafter referred to as the “Corporation”) issued on November 18, 2020 by the Corporation in accordance with the special resolution adopted at the 103rd Ordinary General Meeting of Shareholders held on June 26, 2020 and the resolution adopted at the meeting of the Board of Directors held on October 28, 2020:

1. Aggregate Number of Stock Acquisition Rights	22,599

2. Class and Number of Shares to be Issued or Transferred upon Exercise of Stock Acquisition Rights

The class of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be shares of common stock, and the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be 100 shares.

The aggregate number of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be 2,259,900 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”). However, in the event that the Number of Granted Shares is adjusted pursuant to Condition 3 below, the aggregate number of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be adjusted to the number obtained by multiplying the Number of Granted Shares after adjustment by the aggregate number of the Stock Acquisition Rights as prescribed in Condition 1 above.

3. Adjustment of Number of Granted Shares	(1) In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	x	Ratio of split or consolidation

(2) An adjustment to the Number of Granted Shares under the immediately preceding Item shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. 　Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3) The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in Item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

(4) When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4. Payment in exchange for Stock Acquisition Rights	The Stock Acquisition Rights are issued without payment of any consideration to the Corporation.

5. Allotment Date of Stock Acquisition Rights	November 18, 2020 (hereinafter referred to as the “Allotment Date”)

6. Amount of Assets to be Contributed upon Exercise of Stock Acquisition Rights

The amount of assets to be contributed upon exercise of the Stock Acquisition Rights shall be the amount obtained by multiplying the amount to be paid per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) by the Number of Granted Shares. The Exercise Price is initially ● yen.

Provided, however, that if the closing price of the Common Stock in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than ● yen, then the amount equal to the Closing Price on the Allotment Date shall be the initial Exercise Price.

7. Adjustment of Exercise Price

(1) In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Stock Acquisition Rights, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest one (1) yen:

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of split or consolidation

(2) In the case that the Exercise Price is adjusted pursuant to the immediately preceding Item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3) In addition to the cases in Item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i)  When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii)  In addition to Item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that causes or may cause a change in the total number of the issued Common Stock.

(4) When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

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8. Period during which Stock Acquisition Rights May be Exercised

From and including November 18, 2021, up to and including November 17, 2030. If the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period.

9. Conditions for Exercise of Stock Acquisition Rights

(1) No Stock Acquisition Right may be exercised in part.

(2) In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Stock Acquisition Rights may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

10. Restrictions under the U.S. Securities Act and Other Matters

The Corporation shall not be obligated to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any Common Stock to be issued or transferred upon exercise of the Stock Acquisition Rights or to effect similar compliance under any similar laws. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to issue or cause to be issued or delivered any Common Stock pursuant to these terms and conditions unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such Common Stock is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded. The Corporation may require, as a condition to the issuance and transfer of the Common Stock pursuant to these terms and conditions, that the recipient of such Common Stock make such covenants, agreements and representations, and that records and any other documentation of such Common Stock bear such legends, as the Corporation deems necessary or desirable. The exercise of any Stock Acquisition Right granted hereunder shall only become effective at such time as counsel to the Corporation shall have determined that the issuance and transfer of the Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.

The Corporation may, in its sole discretion, defer the effectiveness of the exercise of a Stock Acquisition Right granted hereunder to allow the issuance and transfer of the Common Stock upon such exercise to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall inform the holder of such Stock Acquisition Right in writing of the decision to defer the effectiveness of the exercise of such Stock Acquisition Right granted hereunder. During the period that the effectiveness of the exercise of a Stock Acquisition Right has been deferred, the holder of such Stock Acquisition Right may, by a written notice, withdraw such exercise and obtain the refund of any amounts paid in connection with such exercise.

11. Mandatory Repurchase of Stock Acquisition Rights	Not applicable.

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12. Restrictions on Acquisition of Stock Acquisition Rights through Transfer	The Stock Acquisition Rights cannot be acquired through transfer, unless such acquisition is expressly approved by the Board of Directors of the Corporation.

13. Application for Exercise of Stock Acquisition Rights and Manner of Payment

(1) In the case of exercise of the Stock Acquisition Rights, the holder of the Stock Acquisition Rights shall fill in necessary matters on the “Application Form for Exercise of the Stock Acquisition Rights” in the form designated by the Corporation, and shall submit such application form (including application for exercise of the Stock Acquisition Rights in an electromagnetic manner) to the place where applications for exercise of the Stock Acquisition Rights are made as provided for in Condition 14, after affixing his or her name and seal or signature (including electronic signature) thereon. The Application Form for Exercise of the Stock Acquisition Rights shall be accepted at the place where applications for exercise of the Stock Acquisition Rights are made only on a business day at such place.

(2) With submission of the Application Form for Exercise of the Stock Acquisition Rights as provided in (1) above, the entire amount of the Exercise Price to be paid in upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Amount of Payment”) shall be paid in cash to an account designated by the Corporation (hereinafter referred to as the “Designated Account”) at the payment handling place provided for in Condition 15 at or before the date and time designated by the Corporation.

(3) Any holder of the Stock Acquisition Rights who has submitted the documents required for exercise of the Stock Acquisition Rights to the place where applications for exercise of the Stock Acquisition Rights are made, may not cancel such exercise thereafter.

14. Place where Applications for Exercise of Stock Acquisition Rights are Made	Corporate Human Resources (or any division in charge of the relevant service from time to time) of Sony Corporation.

15. Payment Handling Place on Exercise of Stock Acquisition Rights	Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office).

16. Effective Date and Time of Exercise of Stock Acquisition Rights

The exercise of the Stock Acquisition Rights shall become effective when an Application Form for Exercise of the Stock Acquisition Rights referred to in Item (1) of Condition 13 which is accepted at the place where applications for exercise of the Stock Acquisition Rights are made are delivered to the payment handling place provided for in Condition 15 and the Amount of Payment is duly paid to the Designated Account.

17. Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Stock Acquisition Rights

(1) The amount of capital increased by the issuance of shares upon exercise of the Stock Acquisition Rights shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2) The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Stock Acquisition Rights shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

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18. Handling of Matters Relating to Abolition of Unit Share System

In the case that the Corporation abolishes the unit share system after the Allotment Date of the Stock Acquisition Rights, the Corporation may take necessary measures for handling the related matters thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and consistent with these terms and conditions.

19. Handling of Matters Relating to Amendments to Companies Act, and other Laws and Regulations	In the case that provisions of the Companies Act of Japan and/or other Japanese laws and regulations relating to the shares or the stock acquisition rights are amended after the Allotment Date of the Stock Acquisition Rights, the Corporation may take necessary measures for handling the matters relating thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and/or other Japanese laws and regulations then in effect and consistent with these terms and conditions.

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(English translation)

Exhibit 3

EXERCISE PERIOD (TAX ELIGIBLE)

Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2020 (including exhibits; hereinafter referred to as the “Agreement”) and the period during which the Stock Acquisition Rights may be exercised provided for in Item (4) of Article 3 of Exhibit 1 of the Agreement. Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the main body and Exhibit 1 of the Agreement.

1.           (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including October 29, 2022 to and including October 28, 2030 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of Exhibit 1 of the Agreement.).

2.           (Method of exercise of the Stock Acquisition Rights)

(1)	In order to be entitled to the special taxation measure (hereinafter referred to as the “Special Taxation Measure”) provided for in Article 29-2 of the Act on Special Measures Concerning Taxation, the Qualified Person shall be subject to the following provisions, as for the exercise of the Stock Acquisition Rights, as well as the conditions provided for in the Terms and Conditions and Exhibit 1 of the Agreement.

(i) Total amount of exercise price with respect to the exercise of the Stock Acquisition Rights for one (1) calendar year (from and including January 1 to and including December 31) shall not exceed ¥12,000,000.

(ii) The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account that the Qualified Person opens in his/her name at a sales office or a business office of a financial instruments business operator, etc. for the purposes of (a) writing or recording his/her transaction with respect to the stock option in a transfer account book and/or (b) holding such shares on his/her behalf. Such account shall be opened pursuant to an agreement for the above-mentioned purposes entered into between the Corporation and such financial instruments business operator, etc. in accordance with Article 29-2, Paragraph 1, Item 6 of the Act on Special Measures Concerning Taxation. Information on such financial instruments business operator, etc. is described in the “Guide to the Sony Stock Option Program” provided for in Article 6 of Exhibit 1 of the Agreement.

(iii) The Qualified Person shall comply with the procedures set forth in the “Guide to the Sony Stock Option Program” as specified procedures required by the relevant law to be entitled to the Special Taxation Measure.

(2)	In the case where the Qualified Person is a major shareholder or a person involved with a major shareholder, which is specified in the Act on Special Measures Concerning Taxation or may not be entitled to the above Special Taxation Measure pursuant to such Act, Items (i) and (iii) of the immediately preceding Paragraph shall not apply to such Qualified Person.

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(English translation)

Exhibit 3

EXERCISE PERIOD (TAX INELIGIBLE)

Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2020 (including exhibits; hereinafter referred to as the “Agreement”) and the period during which the Stock Acquisition Rights may be exercised, which is provided for in Item (4) of Article 3 of Exhibit 1 of the Agreement. Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the main body and Exhibit 1 of the Agreement.

1.       (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including November 18, 2021 to and including November 17, 2030 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of Exhibit 1 of the Agreement.).

2.       (Method of delivery of shares)

The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account which the Qualified Person opens in his/her name at a sales office or a business office of a financial instruments business operators, etc. for writing or record in a transfer account book or custody of the shares with respect to the stock option pursuant to the arrangements for writing or record in a transfer account book or delegation of custody of the shares entered into between the Corporation and such financial instruments business operators, etc. Information on such financial instruments business operators, etc. is described in the “Guide to the Sony Stock Option Program” provided for in Article 6 of Exhibit 1 of the Agreement.

Exhibit 4

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 13 of the Allocation Agreement.

1.	(Employment Contract)

I understand that nothing in the Sony Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of an Option creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

●	a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

●	any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and

●	the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan. I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.	(Data Protection)

[Other than Brazil]

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).

[Italy and Israel (In addition to the wording above):

I understand that the conferral of the information is optional and even if I refuse the conferral of the information, this refusal brings me no disadvantage. I also understand that I have a right to object, in whole or in part, to the processing of the information.]

[Brazil (Instead of the wording above):

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country. I understand that any international data transfer within the scope of the Plan will be rendered according to one of the mechanisms provided by the General Data Protection Law (Law No. 13,709/2018).

I understand that I have certain rights under the General Data Protection Law, such as the right to access certain information that the Plan holds about me and to rectify wrong information. In order to exercise any right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).]

3.	(Payment of Tax, Social Security or Other Amounts)

I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) unless I, as the participant in the Plan, discharge the liability myself.

4.	(Tax Filings)

By signing the Allocation Agreement, I agree to:

(1)	make all neccessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)	make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)	comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

5.	(Pensions)

I understand and agree that this grant of Options to me will not affect my pension rights in any way. No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan. Any pension I may receive will not be increased by my participation in this Plan.

6.	(Tax Treatment)

I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options. The Options are not tax qualified in any jurisdiction.

[European Union:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Corporation . The company offering these rights is the Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The shares which are the subject of these rights are new common stock in the Corporation. More information in relation to the Corporation including the share price can be found at the following web address: www.sony.com.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of shares which are the subject of this offer is 2,254,700.]

[Argentina:

This is a private offer. It is not subject to the supervision of the Argentine Securities Exchange Commission (Comision Nacional de Valores (CNV)) or any other governmental authority in Argentina.

The Qualified Person agrees that the Allocation Agreement is drawn up in English.]

[Australia:

The Qualified Person confirms that he/she acknowledges and understands the following matters.

1.	The Exercise Price will be calculated in the future on the Allotment Date in accordance with Exhibit 2 of the Allocation Agreement. By way of example only, if the Allotment Date was the date of the offer of the Options under the Agreement (being November 17, 2020), the Exercise Price would be US$ ●, of which the Australian dollar equivalent is A$ ● (calculated at the rate of A$ 1 = US$ ●, the rate of exchange at the closing of November 17, 2020).

2.

As the Shares of the Corporation are listed on the Tokyo Stock Exchange, the market price of the Shares can be ascertained by visiting the website of the Tokyo Stock Exchange (at the following link: https://www2.tse.or.jp/tseHpFront/StockSearch.do?callJorEFlg=1&method=&topSearchStr=6758) and the Australian dollar equivalent of that price by applying the prevailing Japanese yen / Australian dollar exchange rate published by the Reserve Bank of Australia (at the following link: https://www.rba.gov.au/statistics/frequency/exchange-rates.html).

3.	Any advice given by the Corporation in connection with the Options is general advice only. Nothing in the documentation is to be taken to constitute a recommendation or statement of opinion that is intended to influence a person or persons in making a decision to acquire any Options and the Qualified Person should consider obtaining his/her own financial product and/or legal advice from an independent person. The documentation does not take into account the objectives, financial situation or needs of any particular person. Before acting on the information contained in the documentation, or making a decision to participate, the Qualified Person should seek professional advice as to whether such participation is appropriate in light of his or her personal circumstances.

4.	The Qualified person has no rights until the Exercise Price is determined on the Allotment Date in accordance with Exhibit 2 of the Allocation Agreement.

5.	Data protection

We expressly inform you that, if you participate in the Plan:

(a)       you consent to the disclosure of your personal information to the Corporation, any companies in the Sony group or people acting as agents of the Corporation and/or any of the companies in the Sony group, who may be situated in or outside Australia, including in jurisdictions that may not afford your information the same level of protection as Australian laws do; and

(b)       acknowledge that neither your employer, the Corporation or any other companies in the Sony group will be required to take steps to ensure that the Corporation, any other companies in the Sony group or any of their agents does not breach the Australian Privacy Principles.]

[Austria:

Notwithstanding any other plan rule, I understand that I can not transfer, assign or otherwise dispose of my Option to any third -party at any time.]

[Belgium:

The Qualified Person agrees that the Allocation Agreement is drawn up in English.]

[Brazil:

This document is solely for the use and information of persons to whom they are addressed and no other person. This document is addressed only to the Qualified Person and may not be reproduced or copied in any form.

The Options granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Options granted under the Plan will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.]

[Chile:

The offer to participate in the Plan is made to you as an employee of SONY CHILE LTDA and is only directed at the individuals to whom the offer is specifically addressed. The offer is a private offer subject to Norma de Carácter General 336 (General Regulation 336) of the Superintendencia de Valores y Seguros (Chilean Securities and Insurance Commission or ‘SVS’).

Please note that the company, the Plan or the securities offered under the Plan are not registered in the Registro de Valores (Securities Registry) or in the Registro de Valores Extranjeros (Foreign Securities Registry) maintained by the SVS, nor are they subject to the supervision or control of the SVS. If such securities are offered within Chile, they will be offered and sold only pursuant to General Regulation 336 of the SVS, an exemption to the registration requirements, or in circumstances which do not constitute a public offer of securities in Chile within the meaning of Article 4 of the Chilean Securities Market Law 18,045. The issuer is not obliged under Chilean law to disclose or deliver any public information regarding the securities in Chile. The securities may not be publicly offered in Chile unless they are registered in the corresponding securities registry. The offer start date is included in the plan documents provided to you in respect of this specific award.

La oferta a participar en el Plan se ha hecho a usted como empleado de SONY CHILE LTDA.

y va destinada sólo a las personas a las que la oferta va dirigida específicamente. La oferta es una oferta privada sujeta a la Norma de Carácter General Nº336 de la Superintendencia de Valores y Seguros ("SVS"). Tenga en cuenta que la empresa, el Plan y los valores ofrecidos bajo el Plan no han sido registrados en el Registro de Valores o en el Registro de Valores Extranjeros mantenido por la SVS, ni están sujetos a la supervisión ni control de la SVS. Si dichos valores son ofrecidos dentro de Chile, serán ofrecidos y colocados sólo de acuerdo a la Norma de Carácter General 336 de la SVS, una excepción a la obligación de registro, o en circunstancias que no constituyan una oferta pública de valores en Chile según lo definido por el Artículo 4 de la Ley 18.045 de Mercado de Valores de Chile. El emisor no está obligado bajo la ley chilena a revelar o proporcionar ninguna información pública en relación con los valores en Chile. Los valores no pueden ser ofrecidos públicamente en Chile a no ser que se registren en el registro de valores correspondiente. La fecha de inicio de la oferta está incluida en los documentos del plan relativos al premio específico, entregados a usted.]

[Denmark:

1         Tildelingstidspunkt for aktieoptioner i Sony Corporation (”Optionerne”)

Aftale Vedrørende Tildeling af Aktieoptioner i Sony Corporation for Regnskabsåret 2020 (”Tildelingsaftalen”) er indgået mellem Sony Corporation og modtageren (den ”Kvalificerede Person”) pr 17. november 2020 Datoen for tildelingen af Optionerne er den 18. november 2020.

2         Kriterier eller betingelser for tildelingen

Optioner tildeles direktionsmedlemmer og medarbejdere udvalgt af Sony Corporation (”Selskabet”), som underskriver Tildelingsaftalen af 17. november 2020.

3         Udnyttelsestidspunktet eller udnyttelsesperioden eller information om hvorledes udnyttelsestidspunkt fastsættes

Optionerne modnes og kan udnyttes i tre omtrent lige store årlige rater, fra og med årsdagen for tildelingen.

4         Tegningskursen eller information om hvorledes tegningskursen fastsættes

Beløbet som erlægges pr. aktie udstedt eller overdraget når Optionerne udnyttes (herefter ”Udnyttelseskursen”) er som udgangspunkt US$ ●.

Det forudsættes dog, at såfremt det US-dollar beløb, der opnås ved at dele slutkursen for aktier i selskabet i den regulære handel hermed på Tokyo Stock Exchange (herefter ”Slutkursen”) den 18. november 2020 (”Tildelingsdatoen”) (såfremt der ikke er nogen Slutkurs denne dato, vil Slutkursen på den umiddelbart forudgående handelsdag være gældende) med den gennemsnitlige kursnotering hos en ledende erhvervsbank i Tokyo, som sælger spot US-dollar ved telegrafisk overførsel af yen i ti (1o) på hinanden følgende handelsdage (eksklusiv dage hvor der ikke er nogen Slutkurs) umiddelbart forud for Tildelingsdatoen (herefter ”Referencekursen”) (eventuelle decimaler efter en sådan beregning mindre end en (1) cent skal rundes op til nærmeste hele cent) er højere end US$ ●, så skal beløbet svarende til US-dollar beløbet beregnet ved at dele Slutkursen på Tildelingsdatoen med Referencekursen (eventuelle decimaler efter en sådan beregning mindre end en (1) cent skal rundes op til nærmeste hele cent) skal udgøre den første Udnyttelseskurs. I så fald skal Selskabet oplyse en sådan første Udnyttelseskurs til den Kvalificerede Person ved fremsendelse af meddelelse herom (herefter ”Meddelelsen”) på eller omkring den 18. november 2020.

1         The time of the grant of the stock acquisition rights of Sony Corporation (the “Options”)

The Agreement Concerning Allocation of the Stock Acquisition rights of Sony Corporation for the Fiscal Year 2020 (the “Allocation Agreement”) is entered into between Sony Corporation and the grantee (the “Qualified Person”) as of November 17, 2020. The date of the grant of the Options is November 18, 2020.

2         The criteria or conditions for the grant

Options are granted to officers and employees selected by Sony Corporation (the “Corporation”) who sign the Allocation Agreement as of November 17, 2020.

3         The exercise time or exercise period or information on how the exercise time is determined

The Options shall vest and become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of the grant.

4         The subscription price or information on how the subscription price is fixed

Amount to be paid per Share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially US$ ●.

Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of Shares of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on November 18, 2020 (the “Allotment Date”) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ ●, then the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about November 18, 2020.

5         Medarbejderens rettigheder ved ansættelsesforholdets ophør

(1)       I tilfælde af at den Kvalificerede Person mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony-koncernen på grund af en af følgende årsager, skal udnyttelsen af Optionerne være underlagt de begrænsninger, der er beskrevet nedenfor; dog forudsat at Optionerne under ingen omstændigheder kan udnyttes efter perioden angivet under punkt 3 ovenfor.

(i) Såfremt den Kvalificerede Person bortvises eller opsiges på grund af misligholdelse i henhold til Selskabets eller Sony Koncernens ansættelsesregler eller fjernes fra embedet:

Den Kvalificerede Person kan ikke udnytte Optionerne på eller efter datoen på hvilken han/hun mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller Sony Koncernen (herefter “Fortabelsesdatoen”);

(ii) Såfremt den Kvalificerede Person ophører med at være bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony Koncernen på grund af den Kvalificerede Persons død:

5         The employee’s rights in connection with the termination of employment

(1)       In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item (4) of Article 3 of the Allocation Agreement.

(i) If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(ii) If the Qualified Person ceases to be a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

I henhold til bestemmelse 7 i Tildelingsaftalen kan arvingerne til den Kvalificerede Person udnytte Optionerne, som kan udnyttes i henhold til punkt (1) i denne bestemmelse pr. Fortabelsesdatoen (herefter de “Modnede Optioner”) indtil og inklusive den sidste dag i et (1) års perioden som begynder dagen efter Fortabelsesdatoen (hvis den sidste dag af denne et (1) års periode er en feriedag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden), men kan dog ikke udnytte Optionerne, som ikke er modnede i henhold til afsnit 1 i denne bestemmelse pr. Fortabelsesdatoen (herefter de ”Ikke Modnede Optioner”), på og efter Fortabelsesdagen dog forudsat at såfremt Selskabet tillader arvingerne til den Kvalificerede Person at udnytte de Ikke Modnede Optioner, modner alle de Ikke Modnede Optioner på Fortabelsesdatoen (eller på Startdatoen for Udnyttelsesperioden, såfremt Fortabelsesdatoen falder på en dato før Startdatoen for Udnyttelsesperioden), og den Kvalificerede Person kan udnytte de Ikke Modnede Optioner til og med den sidste dag i et (1) års perioden, som begynder dagen efter Fortabelsesdagen (hvis den sidste dag af denne et (1) års periode er en feriedag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden) i henhold til bestemmelserne i bestemmelse 7 i Tildelingsaftalen; og

(iii) Såfremt den Kvalificerede Person mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony Koncernen på grund af andre for-hold:

Den Kvalificerede Person kan udnytte de Modnede Optioner indtil og inklusive den sidste dag i et (1) års perioden, som begynder dagen efter Fortabelsesdagen (hvis den sidste dag af denne et (1) års periode er en feriedag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden), men kan dog ikke udnytte de Ikke Modnede Optioner på og efter Fortabelsesdagen dog forudsat at såfremt Selskabet tillader den Kvalificerede Person at udnytte de Ikke Modnede Optioner, modner alle de Ikke Modnede Optioner på Fortabelsesdatoen (eller på Startdatoen for Udnyttelsesperioden, såfremt Fortabelsesdatoen falder på en dato før Startdatoen for Udnyttelsesperioden), og arvingerne til den Kvalificerede Person kan udnytte de Ikke Modnede Optioner til og med den sidste dag i et (1) års perioden, som begynder dagen efter Fortabelsesdagen (hvis den sidste dag af denne et (1) års periode er en feriedag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden).

Subject to the provision of Article 7 of the Allocation Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7 of the Allocation Agreement; and

(iii) If the Qualified Person forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

(2)       Den Kvalificerede Person kan ikke udnytte Optionerne i følgende tilfælde:

(i) Såfremt den Kvalificerede Person arbejder for en konkurrent til Selskabet eller Sony Koncernen som denne konkurrents direktionsmedlem, medarbejder eller konsulent, og en af de udvalgte Repræsentanter for Ledelsen i Selskabet vælger ikke at tillade en sådan Kvalificeret Persons udnyttelse af Optionerne tildelt til denne Kvalificerede Person.

(ii) Såfremt den Kvalificerede Person af Selskabet anses for at have udøvet illoyale handlinger mod Selskabet eller Sony Koncernen.

(iii) Såfremt den Kvalificerede Person misligholder bestemmelserne i denne Aftale.

6         Økonomiske aspekter af deltagelse i aktieoptionsprogrammet

Aktieoptioner er risikobetonede værdipapirer, der er afhængige af aktiemarkedet. Som følge heraf er der ingen garanti for, at udnyttelsen af Optionerne udløser en fortjeneste. Tildelingen af Optionerne har ingen økonomiske konsekvenser for den Kvalificerede Person.

(2)       The Qualified Person cannot exercise the Options in any of the following cases:

(i) If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii) If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii) If the Qualified Person violates any provision of the Agreement.

6         The financial aspects of participating in the stock option program

Stock options are risky securities that are influenced by the share market. Consequently, there is no guarantee that the exercise of the Options will yield a profit. The grant of the Options has no financial consequences for the Qualified Person.]

[Germany:

Options granted under the Plan are provided on an ex-gratia basis and not in satisfaction of any right or expectation of the Qualified Person. The Qualified Person acknowledges that he/she has no such right or expectation in relation to the Option or any future grant of options.]

[Hong Kong:

The contents of the Plan documents have not been reviewed by any regulatory authority in Hong Kong. The Qualified Person is advised to exercise caution in relation to the offer under the Plan. If the Qualified Person is in any doubt about any of the contents of this document, he/she should obtain independent professional advice.]

[India:

No invitation, offer or sale to purchase or subscribe to the shares of Sony Corporation (“Securities”) is made or intended to be made to the public in India through the Allocation Agreement or any amendment or supplement thereto. Neither the Allocation Agreement nor any amendment or supplement thereto is a prospectus, offer document or advertisement nor has it been or will be submitted or registered as a prospectus or offer document under any applicable law or regulation in India. Neither the Allocation Agreement nor any amendment or supplement thereto has been reviewed, approved, or recommended by any Registrar of Companies in India, the Securities and Exchange Board of India, the Reserve Bank of India, any stock exchange in India or any other Indian regulatory authority.

Accordingly, no person may make any invitation, offer or sale of any Securities, nor may the Allocation Agreement nor any amendment or supplement thereto nor any other document, material, notice or circular in connection with the invitation, offer or sale for subscription or purchase of any Securities ("Offer") be circulated or distributed whether directly or indirectly to, or for the account or benefit of, any person resident in India, other than strictly on a private and confidential basis and so long as any such Offer is not calculated to result, directly or indirectly, in the Securities becoming available for subscription or purchase by persons other than those receiving such offer or invitation. Notwithstanding the foregoing, in no event shall the Offer be made directly or indirectly, in any circumstances which would constitute an offer to the public in India within the meaning of any applicable law or regulation.

Any Offer of Securities to a person in India shall be made subject to compliance with all applicable Indian laws including, without limitation, the Foreign Exchange Management Act, 1999, as amended, and any guidelines, rules, regulations, circulars or notifications issued by the Reserve Bank of India, the Securities and Exchange Board of India and any other Indian regulatory authority.

Each investor in the Securities acknowledges, represents and agrees that it is eligible to invest in the Company and the Securities under applicable laws and regulations in India and that it is not prohibited or debarred under any law or regulation from acquiring, owning or selling the Securities.]

[New Zealand:

This is an offer of the Options. The Options give you a stake in the ownership of the Company. You may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound-up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully and seek independent financial advice before committing yourself.

The trading market for the investment is likely to be limited and you may not be able to sell it.

[Singapore:

The Qualified Person acknowledges that this document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Options may not be circulated or distributed, nor may the Options be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision (other than Section 280) of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.

The shares of common stock are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12 and FAA-N16).]

[France:

[and (in case there is grantee(s) in Quebec) Canada]

PRINCIPALES MODALITES DE LA QUARANTE QUATRIÈME SERIE
D’OPTIONS D’ACHAT D'ACTIONS
CONCERNANT LES ACTIONS ORDINAIRES DE LA SONY CORPORATION

Les présentes modalités concernant les options d’achat d'actions s'appliquent à la Quarante Quatrième Série d’Options d’Achat d'Actions Ordinaires (ci-après les « Options ») de la Sony Corporation (ci-après la « Société ») émis le 18 novembre 2020 par la Société:

1.       Nombre d'Options attribuées à la Personne Qualifiée (telle que définie dans le présent Article)

(________ actions pourront être émises ou transférées lors de l'exercice, par la personne ayant signé le Contrat d'Attribution tel que définit ci-dessous à l'Article 18 (ci-après la « Personne Qualifiée »), de toutes les Options attribuées à la Personne Qualifiée.)

2.       Nombre total d'Options

22,547(le nombre maximum d'actions de la Société pouvant être émises lors de l'exercice de l'Option est de 2,254,700)

3.       Classe et nombre d'actions devant être émises ou cédées lors de l'exercice de chaque Option

100 actions ordinaires de la Société (ci-après les « Actions Ordinaires »)

PRINCIPAL TERMS AND CONDITIONS OF THE FORTY FOURTH SERIES OF

STOCK ACQUISITION RIGHTS

FOR SHARES OF COMMON STOCK OF SONY CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Forty Fourth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Options”) of Sony Corporation (hereinafter referred to as the “Corporation”) issued on November 18, 2020 by the Corporation:

1.       Number of the Options allocated to the Qualified Person (as defined in this Article)

(________ shares may be issued or transferred upon the exercise by the person who entered into the Allocation Agreement as defined below in Article 18 (hereinafter referred to as the “Qualified Person”) of all Options allocated to the Qualified Person.)

2.       Aggregate number of Options

22,547(the maximum number of the shares of the Corporation to be issued upon exercise of the Option is 2,254,700)

3.       Class and number of shares to be issued or transferred upon exercise of each Option

100 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”)

4.       Montant à payer par action devant être émise ou cédée lors de l'exercice des Options (ci-après « Cours d'Exercice »)

Le Cours d'Exercice initial est de ● US$.

Sous réserve, cependant, que si le montant en dollars US obtenu en divisant le cours de clôture des actions ordinaires de la Société dans le cadre des transactions régulières effectuées à la Bourse de Tokyo (ci-après le « Cours de Clôture ») à la Date d'Attribution (telle que définie à l'Article 8 des présentes Principales Modalités (ci-après les « Conditions »)) (en l'absence de Cours de Clôture à cette date, le Cours de Clôture du jour de bourse précédent) par la moyenne des taux de change cotés par une banque commerciale de premier plan à Tokyo pour la vente spot de dollars US par transfert télégraphique contre des yens pendant dix (10) jours de bourse consécutifs (à l'exclusion des jours n'ayant pas de Cours de Clôture) immédiatement avant la Date d'Attribution (ci-après le « Taux de Change de Référence ») (toute fraction inférieure à un (1) cent résultant de ce calcul sera arrondie au un (1) cent le plus proche) est supérieur à ● US$, alors le montant égal au montant en dollars US obtenu en divisant le Cours de Clôture à la Date d'Attribution par le Taux de Change de Référence (toute fraction inférieure à un (1) résultant de ce calcul sera arrondie au un (1) cent) sera le Cours d'Exercice initial. Dans ce cas, la Société devra indiquer le Cours d'Exercice initial en question à la Personne Qualifiée en lui envoyant un avis (ci-après l'« Avis ») le ou aux alentours du, 18 novembre 2020. Les dispositions concernant le Cours d'Exercice initial indiqué dans l'avis annuleront et remplaceront automatiquement les dispositions des présentes.

5.       Période durant laquelle les Options pourront être exercées

A partir du 18 novembre 2021 inclus, jusqu'au 17 novembre 2030 inclus (ci-après la « Durée »). Si le dernier jour de la période en question tombe un jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question. Cependant, les demandes d’exercice de l’Option doivent être déposées avant le 8 novembre 2030 et de plus l'exercice des Options est assujetti aux restrictions prévues à l'Article 10 des Conditions.

4.       Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”)

The Exercise Price is initially US$ ●.

Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (as defined in Article 8 of this Principal Terms and Conditions (hereinafter referred to as the “Conditions”)) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ ●, then the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about November 18, 2020. The provisions with respect to the initial Exercise Price in the Notice shall automatically supersede the provisions hereto.

5.       Period during which the Options may be exercised

From and including November 18, 2021, up to and including November 17, 2030 (hereinafter referred to as the “Term”). If the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period. However, the applications for exercise of the Option must be made by November 8, 2030 and exercise of the Options is further subject to the restrictions provided for in Article 10 of the Conditions.

6.       Paiement contre Options

Les Options sont émises sans aucun paiement au profit de la Société.

7.       Date d'Enregistrement des Options

17 novembre 2020

8.       Date d'Attribution des Options

18 novembre 2020 (ci-après la « Date d'Attribution »)

9.       Acquisition des Droits

Nonobstant l'Article 5 des Conditions, les Options seront acquises et deviendront exerçables en trois tranches annuelles approximativement équivalentes démarrant au premier anniversaire de la date d'octroi.

10.       Conditions à l'Exercice des Options

(1)       Aucune Option ne pourra être exercée en partie.

(2)       En cas de vote d'une résolution, lors d'une assemblée générale des actionnaires de la Société, en faveur d'un accord de consolidation ou de fusion (autre qu'une consolidation ou une fusion dont la société résultante est la Société), ou en cas de vote d'une résolution, lors d'une assemblée générale des actionnaires de la Société (ou, si une résolution d'une assemblée générale des actionnaires n'est pas nécessaire, lors d'une réunion du Conseil d'Administration de la Société) concernant un accord d'échange de parts (kabushiki-kokan) ou d'un plan de transfert de parts (kabushiki-iten) en vertu duquel la Société deviendrait filiale à 100% d'une autre société, les Options ne pourront pas être exercées à ou après la date de prise d'effet de la consolidation ou de la fusion en question, de l'échange de parts (kabushiki-kokan), ou du transfert de parts (kabushiki-iten).

6.       Payment in exchange for Options

The Options are issued without payment of any consideration to the Corporation.

7.       Enrollment Date of Options

November 17, 2020

8.       Allotment Date of Options

November 18, 2020 (hereinafter referred to as the “Allotment Date”)

9.       Vesting

Notwithstanding Article 5 of the Conditions, the Options shall be vested and become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of the grant.

10.       Conditions for Exercise of Options

(1)       No Option may be exercised in part.

(2)       In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Options may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

(3)       Si la Personne Qualifiée renonce à l'un des statuts suivants : administrateur, CEO (Corporate Executive Officer), directeur ou employé de la Société ou des Sociétés du Groupe Sony en tombant dans l'une des catégories suivantes, l'exercice des Options sera assujetti aux restrictions prévues pour la catégorie en question ; sous réserve, cependant, qu'en aucun cas les Options ne puissent être exercées après les Durées indiquées à l'Article 5 des Conditions.

(i) Si la Personne Qualifiée fait l'objet d'un licenciement pour faute ou d'une démission par demande en vertu des règles sur l'emploi de la Société ou des Sociétés du Groupe Sony ou si elle est démise de ses fonctions :

La Personne Qualifiée ne pourra pas exercer les Options à ou après la date à laquelle elle aura renoncé à son statut d'administrateur, de CEO, directeur ou d'employé de la Société ou des Sociétés du Groupe Sony (ci-après la « Date de Renoncement à Statut ») ;

(ii) Si la Personne Qualifiée cesse d'être administrateur, CEO, directeur ou employé de la Société ou du Group Sony par suite de son décès :

Sous réserve des dispositions de l'Article 11, Alinéa (2) des Conditions, l'héritier de la Personne Qualifiée pourra exercer les Options exerçables en vertu de l'Article 9 à compter de la Date de Renonciation à Statut (ci-après les « Options Exerçables ») jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) an tombe un jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question), mais ne pourra pas exercer les Options non exerçables en vertu de l'Article 9 à compter de la Date de Renonciation à Statut (ci-après les « Options Non Exerçables ») à la Date de Renonciation à Statut ou passé celle-ci ; sous réserve, toutefois, que si la Société autorise l'héritier de la Personne Qualifiée à exercer les Options Non Exerçables, l'ensemble de celles-ci deviendront exerçables à la Date de Renonciation à Statut (ou à la Date de Commencement de la Période d'Exercice, si la Date de Renonciation à Statut tombe un jour précédant la Date de Commencement de la Période d'Exercice) et l'héritier de la Personne Qualifiée pourra exercer les Options Non Exerçables jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) an tombe un jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question), sous réserve des dispositions de l'Article 11, Alinéa (2) des Conditions ; et

(3)       In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the Terms set forth in Article 5 of the Conditions.

(i) If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(ii) If the Qualified Person ceases to be a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

Subject to the provision of Article 11, Paragraph (2) of the Conditions, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Article 9 as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Article 9 as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 11, Paragraph (2) of the Conditions; and

(iii) Si la Personne Qualifiée renonce au statut d'administrateur, de CEO, directeur ou d'employé de la Société ou du Groupe Sony par suite d'autres événements :

La Personne Qualifiée pourra exercer les Options Exerçables jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) ans tombe un jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question), mais ne pourra pas exercer les Options Non Exerçables à la Date de Renonciation à Statut ni par la suite; sous réserve, toutefois, que si la Société autorise l'héritier de la Personne Qualifiée à exercer les Options Non Exerçables, l'ensemble de celles-ci deviendront exerçables à la Date de Renonciation à Statut (ou à la Date de Commencement de la Période d'Exercice, si la Date de Renonciation à Statut tombe un jour précédant la Date de Commencement de la Période d'Exercice) et la Personne Qualifiée pourra exercer les Options Non Exerçables jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) an tombe un jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question).

(iii) If the Qualified Person forfeits the status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

(4)       La Personne Qualifiée ne pourra pas exercer les Options dans les cas suivants :

(i) Si la Personne Qualifiée travaille pour un concurrent de la Société ou du Groupe Sony en qualité de cadre, d'employé ou de consultant du concurrent en question, et que l'un quelconque des CEO désignés pour représenter la Société décide de ne pas permettre l'exercice, par la Personne Qualifiée en question, des Options qui lui ont été attribuées.

(ii) Si la Personne Qualifiée est considérée par la Société comme ayant commis un acte déloyal à l'égard de la Société ou du Groupe Sony.

(iii) Si la Personne Qualifiée viole une quelconque disposition du Contrat.

(5)       La Personne Qualifiée n'est pas autorisée à céder, à nantir ni à se défaire d'une quelconque autre manière de tout ou partie des Options.

(6)       L'exercice des Options est en outre assujetti à toute restriction sur les transactions prévue par le Règlement de la Sony Corporation of America Concernant les Transactions sur Titres ou tout autre règlement semblable mis en Œuvre par le Groupe Sony (ci-après le « Groupe Sony ») et applicable à la Personne Qualifiée, tel qu'il peut être en vigueur de manière ponctuelle.

11.       Interdiction de Cession

(1)       Sauf disposition contraire de l'Alinéa (2) ci-dessous, les Options, acquises ou non, ne sont pas cessibles par la Personne Qualifiée.

(2)       En cas de décès de la Personne Qualifiée, les Options en circulation qui auront été acquises et sont exerçables et accordées à la Personne Qualifiée en question, ne pourront être exercées que par les exécuteurs ou les administrateurs testamentaires de la Personne Qualifiée ou par toute personne ayant acquis le droit de les exercer en vertu du testament ou de la législation sur les successions, sous réserve qu'aucun transfert par testament ou en vertu de législation sur les successions d'une quelconque Option, ou du droit d'exercer une quelconque Option, ne pourra contraindre la Société à moins que cette dernière ait reçu (a) un avis écrit dans ce sens et une copie du testament et/ou les preuves qu'elle jugera nécessaires pour établir la validité du transfert et (b) un accord par lequel le cessionnaire s'engage à se conformer à l'ensemble des modalités des Options qui s'appliquent ou se seraient appliquées à la Personne Qualifiée (autres que les modalités relatives à l'emploi au sein de la Société ou de l'une de ses filiales) et à être lié par les engagements de la Personne Qualifiée concernant l'octroi des Options. Les Options non acquises ni exerçables lors du décès de la Personne Qualifiée deviendront nulles.

(4)       The Qualified Person may not exercise the Options in any of the following cases:

(i) If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii) If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii) If the Qualified Person violates any provision of the Agreement.

(5)       The Qualified Person is not authorized to transfer, pledge or otherwise dispose of all or part of the Options.

(6)       Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

11.       Prohibition of Disposition

(1)       Except as provided in Paragraph (2) below, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(2)       Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options. Options that are not vested and exercisable at the death of the Qualified Person will terminate.

12.       Rachat / Achat d'Options

Le rachat obligatoire des Options ne s'applique pas. En outre, en aucun cas une quelconque Personne Qualifiée ne pourra demander à la Société d'acheter les Options qu'elle détient.

13.       Restrictions concernant l'Acquisition d'Options par l'intermédiaire d'un Transfert

Les Options ne peuvent pas être acquises par le transfert (autre qu'un quelconque transfert d'Options acquises et exerçables au décès d'un détenteur des Options au profit de la succession ou des bénéficiaires du détenteur en question), à moins que cette acquisition soit expressément approuvée par le Conseil d'Administration de la Société.

14.       Lieu de Dépôt des Demandes d'Exercice des Options

Sony Corporation of America, Ressources Humaines, ou son représentant dûment désigné

12.       Repurchase/Purchase of Options

Mandatory repurchase of the Options is not applicable. In addition, in no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

13.       Restrictions on Acquisition of Options through Transfer

The Options cannot be acquired through transfer (other than any transfer of Options that are vested and exercisable upon the death of a holder of the Options to such holder’s estate or beneficiaries), unless such acquisition is expressly approved by the Board of Directors of the Corporation.

14.       Place where Applications for Exercise of Options are Made

Sony Corporation of America, Human Resources, or its duly authorized designee

15.       Lieu de Traitement des Paiements lors de l'Exercice des Options

Sumitomo Mitsui Banking Corporation, Siège (ou toute autre banque lui succédant de temps à autre et/ou tout bureau succédant à ce bureau)

16.       Emission des ADR (Certificats Américains de Dépôt)

(1)       La Société gère actuellement un plan d'ADR aux Etats-Unis, en vertu duquel des Certificats Américains de Dépôt (American Depositary Receipts ou « ADR ») représentent des actions ordinaires de la Société. Durant la période où la Société gère la cotation en bourse desADR aux Etats-Unis, les Personnes Qualifiées exerçant les Options recevront des ADR au lieu d'actions ordinaires de la Société, et ce comme décrit ci-dessous. Lors de l'exercice d'une Option, les actions ordinaires de la Société acquises par suite de cet exercice seront émises au nom du dépositaire ou de la personne qu'il aura désignée dans le cadre du Plan d'ADR de Sony au profit de la Personne Qualifiée. A réception des actions ordinaires de la Société suite à l'exercice d'une Option, le dépositaire dans le cadre du plan d'ADR de Sony émettra immédiatement et de manière automatique les ADR représentant les actions ordinaires en question de la Société au nom de la Personne Qualifiée concernée et livrera les ADR en question à celle-ci (ou sur un compte détenu au profit de celle-ci) dès que possible suite à la date effective de l'émission. Par souci de simplicité, toute référence faite dans le Contrat d'Attribution (tel que défini ci-dessous à l'Article 18 des Conditions) et dans les Conditions aux actions ordinaires de la Société sera considérée comme étant une référence aux ADR.

(2)       Nonobstant l'Alinéa qui précède, si la Société décide de radier les ADR aux Etats-Unis, les Personnes Qualifiées exerçant les Options recevront des actions ordinaires de la Société et les Personnes Qualifiées ne peuvent pas soulever d'objections à l'encontre d'un tel traitement.

15.       Payment Handling Place on Exercise of Options

Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office)

16.       Issuance of ADRs

(1)       The Corporation currently maintains an American Depositary Receipt program in the United States pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation. During the time the Corporation maintains the listing of ADRs on a stock exchange in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows. Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person. Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs. For simplicity, all references in the Allocation Agreement (as defined below in Article 18 of the Conditions) and the Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

(2)       Notwithstanding the immediately preceding Paragraph, if the Corporation determines to delist ADRs from a stock exchange in the United States, the Qualified Persons who exercise the Options will receive shares of common stock of the Corporation, and the Qualified Persons shall not raise any objections to such handling.

17.       Traitement en Cas de Transaction d'Entreprise

(1)       En cas de quelconque transaction d'entreprise, à l'exclusion (a) d'une consolidation ou d'une fusion dont la société résultante n'est pas la Société ou (b) d'un échange de parts (kabushiki-kokan) ou d'un transfert de parts (kabushiki-iten) en vertu duquel la Société devient une filiale à 100% d'une autre société affectant la Société, y compris la dissolution ou la liquidation de la Société, la vente de tout ou d'une partie substantielle des actifs de la Société, de scission d'entreprise ou de toute autre transaction semblable, la Société pourra (x) exiger de l'entité résultant de la transaction en question qu'elle signe un accord prévoyant que tout détenteur des Options ait le droit, pendant la Durée et lors de l'exercice des Options, de recevoir la catégorie et la quantité d'actions et d'autres titres et actifs qui lui sont dus suite à ladite transaction par tout détenteur du nombre d'actions au titre desquelles les Options auraient pu être exercées immédiatement avant la transaction en question ou (y) empêcher l'exercice, avec prise d'effet immédiate lors de la réalisation de la transaction en question, de chaque Option en circulation immédiatement avant la transaction ou non (que l'option en question soit alors exerçable ou non).

(2)       Si la Société signe un contrat définitif ou prend une décision par résolution de son Conseil d'Administration ou par approbation de ses actionnaires lors de l'assemblée des actionnaires visant à effectuer une ou plusieurs des transactions ou opérations décrites dans le paragraphe qui précède, la Société pourra fournir un préavis d'au moins vingt jours à la Personne Qualifiée à compter de la réalisation de la transaction ou de l'opération en question et donner à cette Personne Qualifiée la possibilité d'exercer ses Options (que les Options en question soient alors ou non acquises et exerçables), immédiatement avant, et sous réserve de, la réalisation de la transaction ou de l'opération en question.

17.       Treatment in Event of Corporate Transaction

(1)       In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Option outstanding immediately prior to such transaction (whether or not then exercisable).

(2)       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one or more of the transactions or events described in the immediately preceding paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

18.       Condition Résolutoire au Contrat d'Attribution conclu avec la Personne Qualifiée

L'accord concernant l'attribution des Options d’Achat d'Actions Sony Corporation pour l'Exercice 2020 conclu entre la Personne Qualifiée et la Société en date du 17 novembre 2020 (ci-après le « Contrat d'Attribution »), expirera automatiquement, sans aucune procédure particulière, si la Personne Qualifiée n'occupe pas le poste d'administrateur, de CEO, directeur ou d'employé de la Société ou du Groupe Sony à la Date d'Attribution.

19.       Questions relatives aux Montants de Capital et de Primes d'Emission supplémentaires générés par l'Emission d'Actions lors de l'Exercice des Options

(1)       Le montant de capital supplémentaire généré par l'émission d'actions lors de l'exercice des Options sera le montant obtenu en multipliant le plafond d'augmentation de capital, calculé conformément aux dispositions de l'Alinéa 1, Article 17 des Règles Comptables de la Société, au Japon (Company Accounting Ordinance of Japan), par 0,5, et toute fraction inférieure à un (1) yen résultant de ce calcul sera arrondie au un (1) yen le plus proche.

(2)       Le montant de la prime d'émission supplémentaire générée par l'émission d'actions lors de l'exercice des Options sera le montant obtenu en déduisant le capital supplémentaire, visé en (1) ci-dessus, du plafond d'augmentation de capital, également visé en (1) ci-dessus.

20.       Déclarations, Garanties, Engagements et Confirmations

La Personne Qualifiée émettra les déclarations, les garanties, les engagements et les confirmations énoncés dans l'Annexe aux présentes.

18.       Condition Subsequent of the Allocation Agreement with the Qualified Person

The agreement concerning the allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2020 between the Qualified Person and the Corporation dated November 17, 2020 (hereinafter referred to as the “Allocation Agreement”), shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

19.       Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Options

(1)       The amount of capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2)       The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

20.       Representations, Warranties, Covenants and Confirmations

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in the Exhibit hereto.

21.       Interprétation

Rien de ce qui figure ici ni dans le Contrat d'Attribution ne saurait être interprété comme donnant à la Personne Qualifiée un quelconque droit de recevoir des options ou d'acheter des actions ordinaires de la Société à l'avenir auprès de la Société ou de l'une quelconque de ses filiales. Rien de ce qui figure ici ni dans le Contrat d'Attribution ne saurait conférer à la Personne Qualifiée de quelconque droit de rester employée par la Société ou l'une quelconque de ses filiales, ni ne saurait constituer de contrat de travail ni interférer, de quelque manière que ce soit, avec le droit de la Société ou de ses filiales de réduire ou de modifier la rémunération de la Personne Qualifiée en vigueur au moment de l'octroi d'une quelconque Option ou autrement, ni de dénoncer le contrat de travail d'une Personne Qualifiée ni de changer le poste de la Personne Qualifiée ou les conditions de son emploi, avec ou sans justification. Rien de ce qui figure ici ni dans le Contrat d'Attribution ne saurait empêcher la Société, et la Société se réserve expressément le droit, de modifier les modalités des options d'achat d'actions ordinaires de la Société, le cas échéant, qui sont ou pourraient être accordées à l'avenir.

Annexe

DECLARATIONS ET GARANTIES POUR LES PARTICIPANTS NON AMERICAINS

La Personne Qualifiée émet les confirmations suivantes en vertu de l'Article 20 des Conditions.

1.       (Contrat de Travail)

Je comprends que rien de ce qui figure dans les modalités du Plan d’Options d’Achat d'Actions de la Sony Corporation (le « Plan ») ne fait partie de mon contrat de travail, sauf indication contraire figurant explicitement dans ce dernier. La participation au Plan ne donne aucun droit au maintien de mon emploi.

21.       Construction

Nothing herein or the Allocation Agreement shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries. Nothing contained herein or the Allocation Agreement shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause. Nothing contained herein or the Allocation Agreement shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Exhibit

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 20 of the Conditions.

1.       (Employment Contract)

I understand that nothing in the Sony Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

Je comprends que ni la participation au Plan, ni l'octroi d'une Option, ne crée pour moi le droit de participer au Plan ni de me voir accorder des Options ni d'autres avantages à l'avenir. Le Plan pourra cesser de fonctionner à l'avenir, bien que toute Option existante accordée en vertu de ce Plan continuera conformément au Contrat d'Attribution, aux Annexes au Contrat d'Attribution et aux Modalités.

Je comprends que je ne peux revendiquer aucun droit d’agir suite à une quelconque décision, omission ou mesure discrétionnaire qui pourrait intervenir à mon détriment, même si celle-ci s'avérait déraisonnable, irrationnelle ou pouvait être autrement considérée comme constituant une violation d'une quelconque obligation, hormis ce qui est prévu dans la documentation du Plan considéré.

Je comprends que je n'ai aucun droit à compensation en cas de perte résultant du Plan, y compris de perte due à :

●     une réduction de mes droits ou de mes attentes en vertu du Plan, quelles qu'en soient les circonstances (y compris la dénonciation, légitime ou non, de mon contrat de travail) ;

●     l'exercice d'une mesure discrétionnaire ou d'une décision prise concernant un avantage ou concernant le Plan, ou le non exercice d'une mesure discrétionnaire ou la non-prise de décision ; ou

●     l'exploitation, la suspension, la dénonciation ou l'amendement du Plan.

Je comprends que l'octroi de droits par la Société est entièrement discrétionnaire et que, par conséquent, les avantages et les droits acquis en vertu du Plan ne constituent ni du « salaire de base » ni une quelconque autre rémunération régulière au titre de l'emploi, et qu'aucun aspect du règlement ni du fonctionnement du Plan ne fait partie de mon contrat de travail ni de ma relation avec mon employeur, les droits résultant de ce contrat et de cette relation étant distincts du Plan et n'en étant nullement affectés. Je comprends et je reconnais qu'en aucun cas les avantages tirés du Plan ne seront inclus dans la rémunération liée à mon emploi aux fins de calculer les obligations de la Société et/ou du Groupe Sony (y compris mon employeur) en termes de primes, de retraite, d'indemnités de départ ou d'autres paiements de même nature.

I understand that neither the participation in the Plan nor the grant of an Option creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits to the Allocation Agreement, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

●     a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

●     any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and

●     the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan. I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.       (Protection des Données)

Je consens à la collecte, à l'utilisation et à la divulgation, par la Société et/ou les sociétés du Groupe Sony (y compris mon employeur), de toutes informations ou données personnelles nécessaires à l'administration du Plan.

Sous réserve des exigences légales, les informations pourront être conservées après exercice ou annulation de mes Options. Je comprends que je peux contacter le Secrétariat du Plan de Stock Options, les Ressources Humaines de la Société, la Sony Corporation ou le Service des Ressources Humaines de la Sony Corporation of America (en utilisant les coordonnées qui m’auront été communiquées sous pli séparé), si j'ai des questions concernant la présente déclaration.

Je comprends que les informations fournies à la Société, aux sociétés du Groupe Sony (y compris mon employeur) et/ou à leurs représentants tiers dûment autorisés choisis aux fins d'aider la Société ou les sociétés du Groupe Sony à administrer les Options et fournies dans le cadre du Plan, seront utilisées pour l'administration de mes Options en vertu du Plan.

La Société et/ou les sociétés du Groupe Sony (y compris mon employeur) pourront communiquer des informations à d'autres entités (y compris des personnes agissant en qualité d'agents de la Société et/ou l'une quelconque des sociétés du Groupe Sony) dans le cadre de l'administration du Plan, sous réserve que ces entités préservent la sécurité des informations en question.

Pour traiter les informations, la Société et/ou les sociétés du Groupe Sony (y compris mon employeur) pourront transmettre les informations à d'autres pays qui pourront assurer un niveau de protection obligatoire de ces informations potentiellement différent de celui qui prévaut dans mon pays de résidence.

2.       (Data Protection)

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

Je comprends que j'ai le droit d'accéder à certaines informations que détient le Plan me concernant et que, pour exercer ce droit, je peux contacter le Secrétariat du Plan de Stock Options, les Ressources Humaines de la Société, la Sony Corporation ou le Service des Ressources Humaines de la Sony Corporation of America (en utilisant les coordonnées qui m’auront été communiquées sous pli séparé).

3.       (Paiement des Taxes, Charges de Sécurité Sociale et Autres Montants)

J'autorise la Société et les sociétés du Groupe Sony (y compris mon employeur) à retenir tout montant ou à prendre toutes mesures qu'elles jugeront nécessaires pour honorer toute dette relative aux impôts, aux charges de sécurité sociale et aux autres montants se rapportant à ma participation au Plan. Ces mesures pourront comprendre la vente ou la réduction du nombre d'actions de la Société (ci-après les « Actions ») à moins qu'en ma qualité de participant au Plan, je n'honore la dette moi-même.

4.       (Déclarations Fiscales)

En signant le Contrat d'Attribution, je m'engage à :

(1)       effectuer toutes les déclarations fiscales personnelles obligatoires sur le territoire où je suis résident fiscal au titre de ce Plan ;

(2)       effectuer toutes déclarations ou notifications relatives au contrôle des changes concernant les droits que je détiens en vertu du Plan sur le territoire où je suis résident assujetti au contrôle des changes ; et à

(3)       me conformer à toutes mes obligations d'informer mon employeur de mes avoirs en termes de droits relatifs aux Actions (que ces obligations soient basées sur le règlement interne de la Société, du Groupe Sony, de mon employeur ou de la législation en vigueur).

5.       (Retraites)

Je comprends et reconnais que cet octroi d'Options en ma faveur n'affectera en aucune manière mes droits à la retraite. Aucune contribution supplémentaire ne sera faite par la Société ni par aucun autre membre du Groupe Sony (y compris mon employeur) par suite de ma participation à ce Plan. Toute retraite que je percevrai ne sera en aucun cas augmentée par ma participation à ce Plan.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).

3.       (Payment of Tax, Social Security or Other Amounts)

I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) unless I, as the participant in the Plan, discharge the liability myself.

4.       (Tax Filings)

By signing the Allocation Agreement, I agree to:

(1)       make all neccessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)       make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)       comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

5.       (Pensions)

I understand and agree that this grant of Options to me will not affect my pension rights in any way. No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan. Any pension I may receive will not be increased by my participation in this Plan.

6.       (Traitement Fiscal)

Je comprends et accepte que ni la Société ni aucun membre du Groupe Sony (y compris mon employeur) n'a prévu de traitement fiscal particulier s'appliquant à ces Options. Les Options ne font l'objet d'aucune fiscalité particulière dans aucune juridiction quelle qu'elle soit.

6.       (Tax Treatment)

I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options. The Options are not tax qualified in any jurisdiction.]

[China:

合格参与计划人员理解并同意，在Sony Corporation通知其中国的外汇登记所需手续已完成之前，其不可行使股票期权。

The Qualified Person understands and agrees that he/she may not exercise the Options until and unless Sony Corporation notifies him/her that the necessary procedure for foreign exchange registration in China is completed.

合格参与计划人员确认其认可并理解下述事项。	The Qualified Person confirms that he/she acknowledges and understands the following matters.

1 (i)股权激励计划项下可行使的股票期权本质上是外国的股票期权，不适用中华人民共和国的证券法律法规；(ii)股权激励计划项下的股票期权的授予、赋权、行使及任何其它处分均不得以任何方式被解释为在中国境内公开发行证券；(iii)如果中华人民共和国的任何证券法律法规将予适用，则Sony Corporation有权对股权激励计划的任何部分或股票期权进行必要的变更或修改，以使其符合所适用的中华人民共和国的证券法律法规。

1 (i) The options available under the Plan are foreign in nature and are not subject to the PRC securities laws and regulations; (ii) the grant, vesting, exercise and any other disposal of the Options under the Plan shall not in any manner be construed as a public offering of securities within the territory of China; (iii) if any PRC securities laws or regulations is to apply, the Corporation is entitled to make necessary changes or modifications to any part of the Plan or the Options so as to be in complaint with the applicable PRC securities laws and regulations.

2 Sony Corporation和/或索尼集团公司可以根据所适用的法律之要求扣缴合格参与计划人员在中华人民共和国的相关个人所得税。	2 The Corporation and/or Sony Group Companies may withhold relevant PRC individual income tax of the Qualified Person as required by applicable laws.
3 通过签订分配协议，本人同意：(i)股权激励计划与本人和本人雇主之间的劳动关系无关且并不影响该等劳动关系，股票期权不构成本人工资或薪金的任何部分；以及(ii)本人参与该计划可能存在风险，包括但不限于股票期权的不可流动性以及可适用的市场价格的波动性。

3 By signing the Allocation Agreement, I agree that: (i) the Plan has nothing to do with or affect my employment relationship with my employer and the option does not constitute any of my wages or salaries; and (ii) risks may exist for my participation of such Plan, including but not limited to the non-transferability of the Options and the volatility of the applicable market price.